Exhibit 10.9
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This Amended and Restated Employment Agreement (this “Agreement”) is made and entered into and effective on August 25, 2020 (the “Effective Date”), by and between Weave Communications, Inc., a Delaware corporation (“Company”), and Brandon Rodman (“Executive”). Executive and Company are referred to herein, together, as the “Parties.”
RECITALS
A.    Company and Executive previously entered into that certain Employment Agreement made and entered into effective on April 6, 2020, by and between Company and Executive (the “Prior Agreement”).
B.    Company and Executive desire to amend and restate the Prior Agreement by entering into this Agreement to provide for the continued employment of Executive until the Termination Date (as defined below) and the payment of severance and other benefits to Executive following the Termination Date, all in accordance with the terms of this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises and the covenants and conditions set forth in this Agreement, the Parties agree that the Prior Agreement is amended, restated and superseded by this Agreement and further agree as follows:
1.    Employment. Company hereby agrees to employ Executive as Co-Founder until September 30, 2020 or another date mutually agreeable to Company and Executive (the “Termination Date”) and Executive accepts continued employment with Company as Co-Founder until the Termination Date, all upon the terms and subject to the conditions set forth in this Agreement. Executive acknowledges and agrees that Executive’s employment with Company will terminate on the Termination Date. Executive acknowledges and agrees that Executive will not be an officer of the Company following the Effective Date and that Executive will therefore have no authority to enter into any contracts or agreements on behalf of or otherwise bind the Company.
2.    Time to be Devoted. Until the Termination Date, Executive shall devote Executive’s business time, attention and efforts that Company may request from time to time.
3.    Salary and Bonus. Until the Termination Date, Executive shall be paid an annual salary of $315,000 (the “Salary”), payable in accordance with Company’s salary payment policies and procedures, as may be modified from time to time, and shall be subject to appropriate withholdings, including withholdings for state and federal taxes and Executive’s portion of benefit premiums, where applicable.

4.    Benefits Package. Until the Termination Date, Company shall provide the following benefits to Executive, which are subject to change from time to time at the discretion of the Board:
(a)    Health Benefits. Company shall provide employee health benefits to Executive on such terms and conditions as such employee benefits are made available to similarly situated executives. Notwithstanding the foregoing, Company has the right to modify, add to, or cancel any employee health benefit plans or programs for employees in its sole discretion.
(b)    Retirement Plan. Company shall allow Executive to participate in the Company 401(k)-retirement plan pursuant to the terms of such plan. Notwithstanding the foregoing, Company has the right to modify, add to, or cancel such plan in its sole discretion.
(c)    Vacation, Personal, Sick Leave. Executive shall be entitled to vacation, personal and sick leave, with the number of days and the use and expiration of which to be determined in accordance with Company’s policies for employees, as may be changed by Company from time to time. During such vacation, personal and sick leave periods, Executive shall receive all benefits and compensation payable to Executive under the terms of this Agreement.
(d)    Miscellaneous. Executive shall be entitled to all other benefits that are provided to other full-time employees of Company.
5.    Termination Benefits.
(a)    Following the Termination Date, (i) Executive shall be eligible to receive, subject to the provisions of this Section 5, (1) severance payments equivalent to the Salary until July 21, 2021 (the “Severance Period”), less applicable withholdings and deductions, payable in substantially equal installments in Company’s regular payroll cycle over the Severance Period, (2) a bonus equal to the bonus that would have been paid to Executive had Executive been employed by Company at the end of calendar year 2020, less applicable withholdings and deductions, prorated for the number of days that Executive was employed by Company during calendar year 2020, payable beginning on such date that bonuses for such calendar year are paid to the other executives of Company and payable in equal installments in Company’s regular payroll cycle over the remaining Severance Period; and (3) until January 21, 2022 or until Executive becomes eligible for alternate coverage from a subsequent employer (whichever is earlier), reimbursement by Company for the employer portion of Executive’s costs to continue healthcare benefits coverage under Company’s healthcare plan through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), provided that Executive timely elects such COBRA coverage upon legally sufficient notice by Company of Executive’s opportunity to do so (collectively, the “Severance Benefits”) and (ii) the Common Stock and Options held by Executive as of the Termination Date (the “Outstanding Stock/Options”) will fully vest (the “Acceleration”).

(b)    Executive shall not be entitled to any Severance Benefits or the Acceleration unless Executive delivers to Company a valid, executed Separation Agreement and Release in substantially the form attached hereto as Exhibit A (the “Release”) within the time period set forth in the Release and the Release shall not have been revoked by Executive. If the period during which Executive has discretion to execute or revoke the Release straddles two taxable years of Executive, then Company shall pay the Severance Benefits starting in the second of such taxable years, regardless of which taxable year Executive actually delivers the executed Release to Company. Executive (and his estate) shall not be entitled to any Severance Benefits or the Acceleration following the death of Executive. Executive shall not be entitled to any Severance Benefits or the Acceleration following such time as Executive breaches this Agreement or the Proprietary Information, Invention Assignment and Noncompetition Agreement in the form attached hereto as Exhibit B (the “PIIA”) and Executive shall, immediately upon request of Company, repay to Company any portion of the Severance Benefits previously paid or provided to Executive and/or forfeit any or all shares of capital stock that purchased by Executive that were vested as a result of the Acceleration against Company’s repayment of the purchase price for such shares of capital stock; provided, however, that Executive shall be entitled to retain the first $1,000 of any such Severance Benefits, which will be considered full and adequate consideration for the Release. For purposes of determining repayment of benefits, if any, Executive shall repay Company its costs incurred to provide such benefits. During the pendency of any disputes with respect to the application of this Section 5, Company will be entitled to withhold any payments pursuant to Section 5 so long as Company believes, in good faith, that it is reasonably likely to prevail in such dispute.
(c)    Except as otherwise required by law or as specifically provided in this Section 5, all of Executive’s rights to salary, vacation, severance, fringe benefits, bonuses, and any other amounts accruing hereunder (if any) will cease on the Termination Date. Executive represents, that at the time of signing this Agreement, Executive has been properly paid all compensation and benefits up to the Effective Date.
6.    Nondisparagement. Executive shall not in any way, during or following Executive’s employment with Company, disparage Company or any of its direct or indirect parent(s), subsidiaries, and/or affiliates or any of their affiliates, parents, subsidiaries, divisions, predecessors, successors or assigns or any of its or their current or former officers, directors, partners, stockholders, members, managers, owners, employees, attorneys and agents (the “Company Parties”), or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the Company Parties. As used in this Section 6, “disparage” means anything unflattering and/or negative, whether such communication is true or untrue. The Company Parties (other than Company) are intended third party beneficiaries of this Section 6.
7.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt, and addressed as follows:
If to Company to:

Weave Communications, Inc
2000 W. Ashton Blvd., Suite 100
Lehi, UT 84043
Attention: Board of Directors
with a copy to (which shall not constitute notice):

Holland & Hart LLP
222 South Main Street, Suite 2200
Salt Lake City, Utah 84101
Attention: Marc Porter
Email: mcporter@hollandhart.com
or to such other address or addresses as Company may hereinafter designate by notice to Executive as herein provided.
If to Executive to:
[PERSONAL CONTACT INFORMATION REDACTED]

or to such other address or addresses as Executive may hereinafter designate by notice to Company as herein provided.
8.    Covenants of Executive. Executive covenants with and represents and warrants to Company as follows:
(a)    Executive has not entered into any prior agreements that will prevent Executive’s full compliance with the terms of this Agreement.
(b)    Executive agrees that compensation received during the term of employment constitutes full and complete compensation and consideration to Executive for all Executive’s obligations and services and for all general and specific assignments under this Agreement.

9.    Release.
(a)    For and in consideration of Executive’s continued employment through the Termination Date and for other good and valuable consideration set forth herein, Executive, for and on behalf of Executive’s self and Executive’s heirs, administrators, executors and assigns, effective as of the Effective Date, does fully and forever release the Company Parties from any and all claims whatsoever up to the Effective Date which Executive had, may have had, or now have against any of the Company Parties, for or by reason of any matter, cause or thing whatsoever, including without limitation any claim arising out of or attributable to the Employment, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, failure to hire, re-hire, or contract with as an independent contractor, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq.; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 1201 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the National Labor Relations Act, 29 U.S.C. § 151 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, 38 U.S.C. § 4212 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq.; the Equal Pay Act of 1963, 29 U.S.C. §206 et seq.; the Utah Antidiscrimination Act, Utah Code Ann. § 34A-5-1060 et seq.; the Utah Payment of Wages Act, Utah Code Ann. § 34-281 et seq.; the Utah Minimum Wage Act, Utah Code Ann. § 34-40-101 et seq.; the Utah Labor Rules; any other federal, state, or local human or civil rights, wage-hour, anti-discrimination, pension or labor law, rule and/or regulation, each as may be amended from time to time; all other federal, state and local laws, statutes, and ordinances; the common law; and any other purported restriction on an employer’s right to terminate the employment of employees. As used in this Section 9, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise. The parties intend the release contained herein to be a general release of any and all claims to the fullest extent permitted by applicable law.
(b)    Executive acknowledges and agrees that as of the Effective Date Executive has no knowledge of any facts or circumstances that give rise to or could give rise to any claims under any of the laws listed in Section 9(a).
(c)    Nothing contained in this Section 9 shall be a waiver of any claims that cannot be waived by law.

(d)    Without limiting the scope of the release herein, the release also includes, without limitation, any claims or potential claims against any Company Party for wages, earned vacation, paid time off, bonuses, expenses, severance pay, and benefits earned through the date of the execution of this Agreement. Such amounts are not consideration for this release.
(e)    EXECUTIVE UNDERSTANDS THAT NOTHING CONTAINED IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THIS SECTION 9, WILL BE INTERPRETED TO PREVENT EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY AS DEFINED AND SET FORTH IN SECTION 9(F). HOWEVER, EXECUTIVE AGREES THAT EXECUTIVE IS WAIVING THE RIGHT TO MONETARY DAMAGES OR OTHER INDIVIDUAL LEGAL OR EQUITABLE RELIEF AWARDED AS A RESULT OF ANY SUCH PROCEEDING.
(f)    Executive understands that nothing in this Section 9 in any way limits or prohibits Executive from engaging in any Protected Activity. “Protected Activity” means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information under the PIIA to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in this Agreement or the PIIA regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section 9 is superseded by this release.
(g)    Pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(h)    Executive expressly acknowledges and agrees that Executive (i) is able to read the language, and understand the meaning and effect, of this Section 9; (ii) is specifically agreeing to the terms of the release contained in this Section 9 because Company has agreed to employ Executive through the Termination Date, which Company has agreed to do so because of Executive’s agreement to accept it in full settlement of all possible claims Executive might have or ever had, and because of Executive’s execution, of the release in this Section 9; (iii) acknowledges that but for Executive’s execution of the release in this Section 9, Executive would not be entitled to continued employment through the Termination Date; (iv) was advised to consult with Executive’s attorney regarding the terms and effect of this Section 9; and (v) has signed this Agreement knowingly and voluntarily. Executive agrees that no promise or inducement has been offered except as set forth in this Agreement, and that Executive is signing this Agreement without reliance upon any statement or representation by Company or any representative or agent of Company except as set forth in this Agreement.
(i)    Except as set forth in Section 9(f), Executive represents and warrants that Executive has not previously filed, and to the maximum extent permitted by law agrees that Executive will not file, a complaint, charge or lawsuit against any of the Company Parties regarding any of the claims released herein. If, notwithstanding this representation and warranty, Executive has filed or file such a complaint, charge or lawsuit, Executive agrees that Executive shall cause such complaint, charge or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge or lawsuit, including without limitation reasonable attorneys’ fees of Company or any other Company Party against whom Executive has filed such a complaint, charge or lawsuit.
(j)    The Company Parties (other than Company) are intended third party beneficiaries of this Section 9.
10.    Miscellaneous.
(a)    All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, permitted assigns, heirs, and legal representatives, and nothing herein contained is intended to confer any right, remedy, or benefit upon any other individual or entity (a “Person”).
(b)    This Agreement and the PIIA supersede all prior agreements of the Parties on the subject matter hereof and thereof, including the Prior Agreement. Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject matter hereof or thereof, including the Prior Agreement, shall be deemed to be merged into this Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein or in documents executed in connection herewith.
(c)    This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in a writing that is signed by the Parties. It is the declared intention of the Parties hereto that no provision of this Agreement shall be modifiable in any way or manner whatsoever other than through a written document signed by the Parties.
(d)    The section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof. The use of he/she, his/her, etc. shall also not limit or otherwise affect any of the terms hereof.
(e)    The failure of either Party to insist, in any one or more instances, upon strict performance of any of the terms or conditions of this Agreement shall not be construed to constitute a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant, or condition, and the obligations of the appropriate Party with respect thereto shall continue in full force and effect.
(f)    Company and Executive each agrees that should either of them default in any of the covenants contained herein, or in the event a dispute shall arise as to the meaning of any term of this Agreement, the defaulting or non-prevailing Party shall pay all costs and expenses, including reasonable attorneys’ fees, that may arise or accrue from enforcing this Agreement, securing an interpretation of any provision of this Agreement, or in pursuing any remedy provided by applicable law whether such remedy is pursued or interpretation is sought by the filing of a lawsuit, arbitration, an appeal, and/or otherwise.
(g)    Any action brought for arbitration or litigation (whichever is applicable) shall be brought and conducted in the Salt Lake City area, or such other forum as the Parties may agree.
(h)    This Agreement, the provisions thereof, and the rights, duties, obligations, and remedies of the Parties shall be construed and determined in accordance with the laws of the State of Utah.
(i)    If any provisions of this Agreement as applied to either Party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, such provision shall be enforced to the maximum extent permitted by applicable law, and the same shall in no way affect (to the maximum extent permitted by applicable law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.
(j)    This Agreement shall not be assignable, in whole or in part, by any Party without the written consent of the other Party, except that Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any Company affiliate or to any Person with or into which Company may merge or consolidate, or to which Company may sell or transfer all or substantially all of its assets, or to which a stockholder or stockholders of Company transfer 50% or more of equity ownership of Company. After any such assignment by

Company, Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be Company for the purposes of all provisions of this Agreement.
(k)    It is specifically understood and agreed that any breach or threatened breach of the provisions of Section 6 or Section 9 is likely to result in irreparable injury to the Company Parties and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have at law or in equity or under this Agreement, the Company Parties shall be entitled to enforce the specific performance of this Agreement by Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond or proving actual damages.
(l)    It is intended that all of the Severance Benefits payable under this Agreement satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. No Severance Benefit payments will be made under this Agreement unless Executive’s termination of employment constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)). For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), Executive’s right to receive any installment payments under this Agreement (whether Severance Benefit payments or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. If Company determines that the Severance Benefits provided under this Agreement constitute “deferred compensation” under Section 409A and if Executive is a “specified employee” of Company, as such term is defined in Section 409A(a)(2)(B)(i) of the Code at the time of Executive’s Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the Severance Benefit payments will be delayed as follows: on the earlier to occur of (a) the date that is six months and one day after Executive’s Separation from Service, and (b) the date of Executive’s death (such earlier date, the “Delayed Initial Payment Date”), Company will (i) pay to Executive a lump sum amount equal to the sum of the Severance Benefit payments that Executive would otherwise have received through the Delayed Initial Payment Date if the commencement of the payment of the severance payments had not been delayed pursuant to this Section and commence paying the balance of the Severance Benefit payments in accordance with the applicable payment schedule. No interest shall be due on any amounts deferred pursuant to this Section.
(m)    Except as set forth in Section 9(f), the parties intend that this Agreement be confidential. Executive represents and warrants that Executive has not disclosed, and agrees that Executive will not in the future disclose, the terms of this Agreement, or the terms of the consideration to be paid hereunder, to any person other than Executive’s attorney, spouse, tax advisor, or representatives of the Equal Employment Opportunity Commission (“EEOC”) or a

comparable state agency, all of whom shall be bound by the same prohibitions against disclosure as bind Executive, and Executive shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality. Executive shall not provide or allow to be provided to any person this Agreement, or any copies thereof, nor shall Executive now or in the future disclose in any way any information concerning any purported claims, charges, or causes of action against Company or any other Company Party to any person, with the sole exception of communications with Executive’s spouse, attorney, tax advisor, or representatives of the EEOC or a comparable state agency, unless otherwise ordered to do so by a court or agency of competent jurisdiction.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, as of the day and year first above written.
COMPANY:
WEAVE COMMUNICATIONS, INC.

Signature:	/s/ Jefferson Lyman
Print Name:	Jefferson Lyman
Print Title	Co-Chief Executive Officer
Date:	August 25, 2020
EXECUTIVE:
BRANDON RODMAN

Signature:	/s/ Brandon Rodman
Date:	August 25, 2020
[Signature Page to Amended and Restated Employment Agreement]

EXHIBIT A
SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (the “Release”) is made and entered into [Date], 2020 (the “Effective Date”) and confirms the following understandings and agreements between Weave Communications, Inc., a Delaware corporation (the “Company”) and Brandon Rodman (“Executive”) with reference to that certain Amended and Restated Employment Agreement made and entered into and effective on August __, 2020, by and between Company and Executive (the “Employment Agreement”). Capitalized terms not otherwise defined in this Release have the meanings ascribed to them in the Employment Agreement.
A.    Executive was employed by Company as Co-Founder and was previously employed by Company as President and Chief Executive Officer (“Employment”).
B.    The Employment ended effective [Date], 2020 (the “Separation Date”).
C.    Executive is not be entitled to any Severance Benefits or the Acceleration unless Executive delivers to Company this Release within the time period set forth in this Release and this Release shall not have been revoked by Executive.
D.    Executive and Company desire to fully and finally settle all issues, differences, and claims, whether potential or actual, between Executive and Company, including, but not limited to, any claims that might arise out of the Employment or the termination of the Employment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises set forth herein, Executive and Company agree as follows:
1.    Employment Status and Effect of Separation.
(a)    Executive acknowledges, and Company hereby accepts, Executive’s separation from the Employment, and from any position Executive held or holds at Company, effective as of the Separation Date. From and after the Separation Date, Executive agrees not to represent Executive as being an employee, officer, agent or representative of Company or any other member of the Company Group (as defined below) for any purpose.
(b)    The Separation Date shall be the termination date of the Employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through Company. In connection with Executive’s separation, Executive will be entitled to receive amounts payable to Executive under any retirement and fringe benefit plans maintained by Company and in which Executive participates in accordance with the terms of each such plan and applicable law.

(c)    Executive acknowledges and agrees that all of the payment(s) and other benefits that Executive has received as of the Effective Date are in full discharge and satisfaction of any and all liabilities and obligations of Company or any of its direct or indirect parent(s), subsidiaries, and/or affiliates (collectively, the “Company Group”) to Executive, monetarily or with respect to employee benefits or otherwise, including but not limited to any and all obligations arising under any alleged written or oral employment agreement, policy, plan or procedure of Company or any other member of the Company Group and/or any alleged understanding or arrangement between Executive and Company or any other member of the Company Group.
2.    Release and Waiver of Claims.
(a)    Executive acknowledges that the Severance Benefits represent monies that are not earned wages and to which Executive would not be entitled but for this Release.
(b)    For and in consideration of the Severance Benefits and the Acceleration, and for other good and valuable consideration set forth herein, Executive, for and on behalf of Executive’s self and Executive’s heirs, administrators, executors and assigns, effective as of the Effective Date, does fully and forever release, remise and discharge Company and each member of the Company Group, and each of their direct and indirect parents, subsidiaries and affiliates, together with their respective former and current officers, directors, partners, stockholders, members, managers, owners, employees, attorneys and agents (collectively, the “Company Parties”), from any and all claims whatsoever up to the Effective Date which Executive had, may have had, or now have against any of the Company Parties, for or by reason of any matter, cause or thing whatsoever, including without limitation any claim arising out of or attributable to the Employment or the termination of the Employment with Company or any other member of the Company Group, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, failure to hire, re-hire, or contract with as an independent contractor, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual orientation. This release of claims includes, but is not limited to, all claims arising under the Civil Rights Act of 1866, 42 U.S.C. § 1981 et seq.; the Civil Rights Act of 1964, 42 U.S.C. § 2000 et seq.; the Civil Rights Act of 1991; the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq.; the Americans with Disabilities Act, 42 U.S.C. § 1201 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the National Labor Relations Act, 29 U.S.C. § 151 et seq.; the Fair Labor Standards Act, 29 U.S.C. § 201 et seq.; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974, 38 U.S.C. § 4212 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq.; the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq.; the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq.; the Equal Pay Act of 1963, 29 U.S.C. §206 et seq.; the Utah Antidiscrimination Act, Utah Code Ann. § 34A-5-1060 et seq.; the Utah Payment of Wages Act, Utah Code Ann. § 34-28-1 et seq.; the Utah Minimum Wage Act, Utah Code Ann. § 34-40-101 et seq.; the Utah Labor Rules; any

other federal, state, or local human or civil rights, wage-hour, anti-discrimination, pension or labor law, rule and/or regulation, each as may be amended from time to time; all other federal, state and local laws, statutes, and ordinances; the common law; and any other purported restriction on an employer’s right to terminate the employment of employees. As used in this Release, the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses and liabilities, of whatsoever kind or nature, in law, equity or otherwise. The parties intend the release contained herein to be a general release of any and all claims to the fullest extent permitted by applicable law.
(c)    Executive acknowledges and agrees that as of the Effective Date Executive has no knowledge of any facts or circumstances that give rise to or could give rise to any claims under any of the laws listed in Section 2(b).
(d)    Nothing contained in this Section 2 shall be a waiver of any claims that cannot be waived by law.
(e)    Without limiting the scope of the release herein, the release also includes, without limitation, any claims or potential claims against any member of the Company Group for wages, earned vacation, paid time off, bonuses, expenses, severance pay, and benefits earned through the date of the execution of this Release. Such amounts are not consideration for this Release.
(f)    EXECUTIVE UNDERSTANDS THAT NOTHING CONTAINED IN THIS RELEASE, INCLUDING, BUT NOT LIMITED TO, THIS SECTION 2, WILL BE INTERPRETED TO PREVENT EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY AS DEFINED AND SET FORTH IN SECTION 4. HOWEVER, EXECUTIVE AGREES THAT EXECUTIVE IS WAIVING THE RIGHT TO MONETARY DAMAGES OR OTHER INDIVIDUAL LEGAL OR EQUITABLE RELIEF AWARDED AS A RESULT OF ANY SUCH PROCEEDING.
3.    PIIA and Employment Agreement. Executive’s duties and obligations pursuant the PIIA and the Employment Agreement shall survive this Release and remain in full force and effect, and the Severance Benefits and the Acceleration constitute consideration for Executive’s promises and obligations pursuant to the PIIA and the Employment Agreement.
4.    Protected Activity Not Prohibited.
(a)    Executive understands that nothing in this Release in any way limits or prohibits Executive from engaging in any Protected Activity. “Protected Activity” means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal

Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).
(b)    Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Confidential Information under the PIIA to any parties other than the Government Agencies.
(c)    Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in this Release, the PIIA or the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this Section 4 is superseded by this Release.
(d)    Pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
5.    Knowing and Voluntary Waiver. Executive expressly acknowledges and agrees that Executive (a) is able to read the language, and understand the meaning and effect, of this Release; (b) is specifically agreeing to the terms of the release contained in this Release because Company has agreed to pay Executive the Severance Benefits and provide the Acceleration, which Company has agreed to provide because of Executive’s agreement to accept it in full settlement of all possible claims Executive might have or ever had, and because of Executive’s execution, of this Release; (c) acknowledges that but for Executive’s execution of this Release, Executive would not be entitled to the Severance Benefits or the Acceleration; (d) was advised to consult with Executive’s attorney regarding the terms and effect of this Release; and (e) has signed this Release knowingly and voluntarily. Executive agrees that no promise or inducement has been offered except as set forth in this Release, and that Executive is signing this Release without reliance upon any statement or representation by Company or any representative or agent of Company except as set forth in this Release. Executive agrees and acknowledges that Executive has been provided with a reasonable and sufficient period of twenty-one days within which to consider whether or not to accept this Release.

6.    No Suit. Except as set forth in Section 4, Executive represents and warrants that Executive has not previously filed, and to the maximum extent permitted by law agrees that Executive will not file, a complaint, charge or lawsuit against any of the Company Parties regarding any of the claims released herein. If, notwithstanding this representation and warranty, Executive has filed or file such a complaint, charge or lawsuit, Executive agrees that Executive shall cause such complaint, charge or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge or lawsuit, including without limitation reasonable attorneys’ fees of Company or any other Company Party against whom Executive has filed such a complaint, charge or lawsuit.
7.    Successors and Assigns. The provisions of this Release shall be binding on and inure to the benefit of Executive’s heirs, executors, administrators, legal personal representatives and assigns.
8.    Severability. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.
9.    Return of Property. Executive shall return prior to the Effective Date, and not retain in any form or format, all Company Group documents, data, and other property in Executive’s possession or control. Company Group “documents, data, and other property” includes, without limitation, any computers (except that Executive shall be entitled to retain the laptop computer currently in his possession so long as all Company Group documents, data and electronically stored images are deleted from such computer), fax machines, cell phones, access cards, keys, reports, manuals, records, product samples, inventory, correspondence and/or other documents or materials related to any member of the Company Group’s business that Executive has compiled, generated or received while working for any member of the Company Group including all copies, samples, computer data, disks, or records of such material. After returning these documents, data, and other property, Executive will permanently delete from any electronic media in Executive’s possession, custody, or control (such as computers, cell phones, hand-held devices, back-up devices, zip drives, PDAs, etc.), or to which Executive has access (such as remote e-mail exchange servers, back-up servers, off-site storage, etc.), all documents or electronically stored images of any member of the Company Group, including writings, drawings, graphs, charts, sound recordings, images, and other data or data compilations stored in any medium from which such information can be obtained. Furthermore, Executive agrees, on or before the Effective Date, to provide Company with a list of any documents that Executive created or are otherwise aware to be password protected and the password(s) necessary to access such password protected documents. Company’s obligations under this Release are contingent upon Executive returning all Company Group documents, data, and other property as set forth above.

10.    Non-Admission. Nothing contained in this Release will be deemed or construed as an admission of wrongdoing or liability on the part of Executive, Company or any member of the Company Group.
11.    Entire Agreement. This Release, the Employment Agreement and the PIIA constitute the entire understanding and agreement of the parties hereto regarding the subject matter hereof, including without limitation, the termination of the Employment. This Release, the Employment Agreement and the PIIA supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of hereof and thereof.
12.    Amendments; Waiver. This Release may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by each of the parties hereto. No waiver of any term, provision, or condition of this Release, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Release.
13.    Governing Law; Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THIS RELEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH FEDERAL LAW AND THE LAWS OF THE STATE OF UTAH, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE. ANY DISPUTE ARISING OUT OF THIS RELEASE, OR THE BREACH THEREOF, SHALL BE BROUGHT IN A COURT OF COMPETENT JURISDICTION IN SALT LAKE COUNTY, THE STATE OF UTAH, THE PARTIES EXPRESSLY CONSENTING TO VENUE IN SALT LAKE COUNTY, THE STATE OF UTAH. EACH PARTY TO THIS RELEASE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. THE PREVAILING PARTY IN ANY LAWSUIT THAT GIVES RISE TO CLAIMS GOVERNED BY THIS RELEASE SHALL BE ENTITLED TO AN AWARD OF ATTORNEYS’ FEES FROM THE OTHER PARTY.
14.    Injunctive Relief. Executive acknowledge that it would be difficult to fully compensate Company for damages resulting from any breach of the provisions of this Release. Accordingly, in the event of any actual or threatened breach of such provisions, Company shall (in addition to any other remedies that it may have) be entitled to temporary and/or permanent injunctive relief to enforce such provisions, and such relief may be granted without the necessity of proving actual damages.
15.    Confidentiality. Except as set forth in Section 4, the parties intend that this Release be confidential. Executive represents and warrants that Executive has not disclosed, and agrees that Executive will not in the future disclose, the terms of this Release, or the terms of the consideration to be paid hereunder, to any person other than Executive’s attorney, spouse, tax advisor, or representatives of the Equal Employment Opportunity Commission (“EEOC”) or a comparable state agency, all of whom shall be bound by the same prohibitions against disclosure as bind Executive, and Executive shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality. Executive shall not provide or allow to be provided to any person this Release, or any copies thereof, nor shall Executive now or in the future disclose in any way any information concerning any purported claims, charges, or causes of action against Company or any other member of the Company Group to any person, with the sole exception of communications with Executive’s spouse, attorney, tax advisor, or representatives of the EEOC or a comparable state agency, unless otherwise ordered to do so by a court or agency of competent jurisdiction.
16.    Third-Party Beneficiaries. The Company Parties (other than Company) and the Company Group (other than Company) are intended third party beneficiaries of this Agreement.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have executed this Release as of the Effective Date.

COMPANY:

WEAVE COMMUNICATIONS, INC.

Signature:
Print Name:
Print Title:
Date:

EXECUTIVE:

BRANDON RODMAN

Signature:
Date:
THIS RELEASE IS NOT TO BE EXECUTED UNTIL AFTER THE SEPARATION OF EMPLOYMENT HAS OCCURRED.
[Signature Page to Separation and Release Agreement]

EXHIBIT B
PIIA
WEAVE COMMUNICATIONS, INC.
PROPRIETARY INFORMATION, INVENTION ASSIGNMENT
AND NONCOMPETITION AGREEMENT
In consideration of my new or continued relationship (as an employee, independent contractor or otherwise) with Weave Communications, Inc., a Delaware corporation, its subsidiaries, affiliates, predecessors, successors or assigns (together, the “Company”), and for other consideration, the receipt and sufficiency of which are hereby acknowledged, I agree to the following:
1.    Confidential Information.
(a)    Company Information. I agree at all times during the term of my relationship with the Company (as an employee, independent contractor or otherwise) and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any individual or entity (each, a “Person”), in writing, orally, electronically, digitally, via the world wide web, via social media, via the Internet or in any other form or manner, without written authorization of an authorized officer of the Company (other than myself), any Confidential Information. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company or any of its officers, directors, partners, managers, members, investors, stockholders, administrators, representatives, affiliates, divisions, subsidiaries, predecessors, successors or assigns (each, a “Company Party”), including, without limitation, financial information, business information, proprietary information, technical data, trade secrets or know-how, business plans, marketing plans, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of the Company on whom I call or with whom I become acquainted during the term of my service on behalf of the Company), markets, software, specifications, inventions, operations, procedures, compilations of data, technology or designs disclosed to me by any of the Company Parties or of which I become aware, either directly or indirectly, in writing, orally, electronically, digitally, via the world wide web, via social media, via the Internet or in any other form or manner or by observation. I further understand that Confidential Information does not include any of the foregoing items that has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.
(b)    Acknowledgments. I acknowledge that during my relationship with the Company (as an employee, independent contractor or otherwise), I will have access to Confidential Information, all of which shall be made accessible to me only in strict confidence; that unauthorized disclosure of Confidential Information will damage the Company Parties; and

that the restrictions contained in this Proprietary Information, Invention Assignment and Noncompetition Agreement (the “Agreement”) are reasonable and necessary for the protection of the Company Parties’ legitimate interests.
(c)    Former Employer Information. I agree that I will not, during my relationship with the Company (as an employee, independent contractor or otherwise), improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other Person and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer or other Person.
(d)    Third Party Information. I recognize that the Company Parties may have received and in the future may receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any Person or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.
2.    Inventions.
(a)    Inventions Retained and Licensed (Shop Rights). I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were conceived, authored, created, developed or reduced to practice by me (solely or jointly with others) prior to my relationship with the Company which belong to me or in which I have an interest, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as “Prior Inventions”). If no such list is attached, I represent that there are no such Prior Inventions. If, in the course of my relationship with the Company (as an employee, independent contractor or otherwise), I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company and the Company shall have a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide, sublicensable and transferrable license to, as applicable, (i) reproduce, distribute, publicly perform, publicly display and prepare derivative works of such Prior Invention; and (ii) make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice such Prior Invention and any method related thereto.
(b)    Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, will assign to the Company or its designee, and hereby do assign to the Company or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I have solely or jointly conceived, authored, created, developed or reduced to practice, or caused to be conceived, authored, created, developed or reduced to practice and which I may solely or jointly conceive, author, create, develop or reduce to practice, or cause to be conceived, authored, created, developed or reduced to practice, during the period of time I have been and am engaged by the Company, as well as prior to my relationship with the Company when working with, for, or on behalf of the Company in a capacity other than as an employee (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are authored or created by me (solely or jointly with others) within the scope of and during the period of my relationship with the Company (as an employee, independent contractor or otherwise) and which are protectable by copyright are and shall be treated as “works made for hire” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Invention is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such Invention.
(c)    Moral Rights. The rights assigned to the Company under this Agreement include all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I agree to confirm any such waivers and consents in writing from time to time as requested by the Company.
(d)    Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.
(e)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, drawings and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.
(f)    Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, trademarks, trade secrets, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, trademarks, trade secrets, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents, trademarks or copyright registrations covering any Inventions or original works of authorship assigned to the Company under this Agreement, then I hereby irrevocably designate and appoint (which appointment is coupled with an interest) the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, trademarks or copyright registrations thereon with the same legal force and effect as if executed by me.
(g)    Exception to Assignments. If I am employed by the Company in a state or other jurisdiction identified in Exhibit B, the assignment provisions in this Agreement are limited as expressly set forth in Exhibit B. If I am not employed in a state or jurisdiction listed in Exhibit B, no exception or limitation to the assignment provisions in this Agreement apply to me, unless otherwise required by applicable and unwaivable law, in which case the exceptions or limitations under such law shall apply. I will advise the Company promptly in writing of any Inventions that I believe are subject to any exceptions or limitations described in this Section 2(g).
(h)    No Self-Help or Unauthorized Code. I represent and warrant to the Company that I will not knowingly infect, incorporate into or combine with any computer system, computer program, software product, database or computer storage media of the Company, except as known to and intended by the Company’s senior management, any back door, time bomb, drop dead device, virus, Trojan horse, worm, or other harmful routing, code, algorithm or hardware component designed or used: (i) to disable, erase, alter or harm any computer system, computer program, database, data, hardware or communications system, automatically, with the passage of time, or under the control of any Person, or (ii) to access any computer system, computer program, database, data, hardware or communications system.
(i)    Notice of Immunity under the Defend Trade Secrets Act. The Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016, states at 18 U.S.C. § 1833(b):
“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”
Accordingly, I have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Furthermore, I also have the right to disclose trade secrets in a document filed in a lawsuit for retaliation against such reporting, but only if (1) the filing is made under seal and (2) the trade secret is not disclosed except pursuant to a court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
3.    Conflicting Engagement. I agree that, during the term of my relationship with the Company (as an employee, independent contractor or otherwise), I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my services, nor will I engage in any other activities that conflict with my obligations to the Company.
4.    Returning Company Documents. I agree that, at the time my relationship with the Company (as an employee, independent contractor or otherwise) is terminated, I will deliver to the Company (and will not keep in my possession, recreate, copy or deliver to anyone else) any and all devices, documents, records, recordings, data, notes, reports, proposals, lists, correspondence, formulae, specifications, drawings, materials, equipment or property, as well as any reproductions thereof, developed by me or otherwise belonging to the Company or any of the other Company Parties. I understand and agree that compliance with this Section 4 may require that data be removed from my personal computer or electronic equipment or devices and I agree to give the qualified personnel of the Company or its representatives or contractors access to such computer equipment for that purpose.
5.    Notification. In the event that my relationship with the Company (as an employee, independent contractor or otherwise) is terminated, I hereby grant consent to notification by the Company to any future Person with whom I have a business relationship about my rights and obligations under this Agreement.
6.    Restrictive Covenants. Based on the role performed by me, my access to Confidential Information such as customer and client lists, the customer base, and pricing information, my role as representing the Company, the goodwill associated with my efforts for the Company, the training and support provided to me during my employment, and/or in order to protect the legitimate business interests of the Company in these regards, I acknowledge that the following restrictive covenants are necessary, appropriate, and reasonable.
(a)    Covenant Not to Solicit Employees, Independent Contractors and Consultants. I agree that during the course of my relationship with the Company (as an employee, independent contractor or otherwise) and for twelve months following the termination of my relationship with the Company for any reason (“Nonsolicitation Period”), I will not, directly or indirectly for myself or any other Person, and regardless of who initiates the contact, hire, solicit, recruit, encourage or influence, or attempt to hire, solicit, recruit, encourage or influence any employee, independent contractor or consultant of the Company away from the Company or to terminate or reduce such Person s engagement with the Company.

(b)    Covenant Not to Solicit Clients, Customers, Contractors, Suppliers and Other Persons. I will not during the Nonsolicitation Period, without the prior written consent of the Company and regardless of who initiates the contact, directly or indirectly, solicit the business of, take away, divert, or accept business, or attempt to solicit, take away, divert or accept business from any client, customer, contractor, supplier, partner or other Person having a business relationship with the Company that I either worked with while employed by Company or knew of while employed with Company that is in any way related to the business of the Company. I will not, during the Nonsolicitation Period, regardless of who initiates the contact, directly or indirectly, solicit, induce, encourage, influence, or persuade, or attempt to solicit, induce, encourage, influence, or persuade any client, customer, contractor, supplier, partner or other Person having a business relationship with the Company to reduce or terminate such Person s relationship with the Company or otherwise interfere with any of the Company’s economic relationships.
(c)    Covenant Not to Compete. I agree that during the course of my relationship with the Company (as an employee, independent contractor or otherwise) and for twelve months following the termination of my relationship with the Company (the “Noncompetition Period”) or any reason, I will not, without the prior written consent of the Company, (i) serve as a partner, employee, consultant, officer, director, manager, agent, associate, investor, (ii) directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, or (iii) build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate myself with any business that is, (1) in competition with, provides similar services or goods, or that is otherwise similar t business at the time my relationship with the Company terminates or (2) competing in any other line of business, services or goods that I knew or had reason to know the Company had formed an intention to enter. This covenant shall not prohibit me from owning less than 1% of the securities of any company that is publicly traded on a nationally recognized stock exchange. The foregoing covenant shall cover my activities in every part of the “Territory” (as defined below) in which I conduct business on behalf of the Company and every part of the Territory to which I direct my efforts during the course of my relationship with the Company (as an employee, independent contractor or otherwise) Territory shall mean (A) the United States of America and (B) all other countries of the world; provided that, with respect to clause (B), the Company derives at least 1% of its gross revenues from such geographic area.
(d)    Acknowledgment. I acknowledge that my fulfillment of the obligations contained in this Agreement is necessary to protect the Confidential Information and to preserve the trade secrets, value and goodwill of the Company. I further acknowledge that the time, geographic and scope limitations of my obligations under Section 6(a), Section 6(b) and Section 6(c) are reasonable, especially in light of the Company’s desire to protect the Confidential Information and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the Noncompetition Period and within the Territory and obligated to comply with the covenants in this Section 6.

(e)    Severability. The covenants contained in Section 6(c) shall be construed as a series of separate covenants, one for each county, state and country of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 6(c). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event the provisions of Section 6 are deemed to exceed the time, geographic or scope limitations permitted by law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by law.
(f)    Limitations. If I am employed by the Company in a state identified in Exhibit C, the covenants in Section 6(b) and Section 6(c) are limited as expressly set forth in Exhibit C. If I am not employed in a state listed in Exhibit C, no limitation to Section 6(b) or Section 6(c) applies to me, unless otherwise required by applicable and unwaivable law, in which case the limitations under such law shall apply.
7.    Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my relationship by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.
8.    Equitable Relief. I acknowledge that the Confidential Information is unique and that breach of any of my covenants in this Agreement will cause irreparable damage to the Company Parties that is difficult to quantify in monetary terms. Accordingly, I consent to any of the Company Parties obtaining equitable or injunctive relief against any threatened or actual breach of the terms of this Agreement without posting a bond or other security and I hereby waive any right to argue that the Company Parties have adequate remedies at law. I also acknowledge that the Company’s right to equitable relief is in addition to any other rights and relief to which it may be entitled as a result of my breach or threatened breach of this Agreement.
9.    Duration of Relationship. I UNDERSTAND AND ACKNOWLEDGE THAT MY RELATIONSHIP WITH THE COMPANY (AS AN EMPLOYEE, INDEPENDENT CONTRACTOR OR OTHERWISE) IS FOR AN UNSPECIFIED DURATION. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY AN AUTHORIZED OFFICER OF THE COMPANY (OTHER THAN MYSELF). I ACKNOWLEDGE THAT THIS RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT CAUSE OR FOR ANY OR NO REASON, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

10.    General Provisions.
(a)    Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Utah without regard for conflicts of laws principles. I hereby expressly and irrevocably consent to the exclusive personal jurisdiction of the state and federal courts located in Salt Lake City, Utah for any lawsuit filed there against me by the Company arising from or relating to this Agreement, except that I recognize the Company reserves the right to seek preliminary or injunctive relief (such as a temporary restraining order or preliminary injunction) in any jurisdiction in which I live or work at the time of a breach or threatened breach of this Agreement. I AGREE THAT ANY DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT WILL BE ADJUDICATED BY TRIAL TO A COURT SITTING WITHOUT A JURY. The attorneys’ fees and costs of the substantially prevailing party in connection with the litigation will be assessed against the losing party.
(b)    Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions, agreements and understandings between us relating to the subject matter herein. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
(c)    Other Agreements. In the event of any direct conflict between any term of this Agreement and any term of any other agreement executed by me, the terms of the agreement providing the greatest protection or rights to the Company shall control. If I signed or sign any other agreement(s) relating to or arising from my relationship with the Company (as an employee, independent contractor or otherwise), all provisions of such agreement(s) that do not directly conflict with a provision of this Agreement shall not be affected, modified or superseded by this Agreement, but rather shall remain fully enforceable according to their terms.
(d)    Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
(e)    Survival. My obligations under this Agreement shall survive the termination of my relationship with the Company and shall thereafter be enforceable whether or not such termination is claimed or found to be wrongful or to constitute or result in a breach of any contract or of any other duty owed or claimed to be owed to me by the Company or any Company employee, agent or contractor.
(f)    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(g)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.
(h)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.
(i)    Third Party Beneficiaries. The Company Parties are third party beneficiaries of my obligations under this Agreement.
(Remainder of Page Intentionally Left Blank)

I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and
(a)    I have carefully read this Agreement;
(b)    I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and
(c)    I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.
Executed on April 6, 2020.

By:	/s/ Brandon Rodman

Print Name: Brandon Rodman
Agreed:
COMPANY:
WEAVE COMMUNICATIONS, INC.

By:	/s/ Alan Taylor

Print Name: Alan Taylor

Print Title: Chief Financial Officer
[Signature Page to PIIA]

EXHIBIT A
LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

No Prior Inventions

Additional Sheets Attached

By:	/s/ Brandon Rodman

Print Name: Brandon Rodman

Date: April 6, 2020

EXHIBIT B
I understand that the provisions of the Agreement requiring assignment of Inventions to the Company do not apply to:
Illinois:
If I am employed in the State of Illinois, any Invention that is excluded pursuant to 765 Ill. Comp. Stat. Ann. § 1060 (as amended), which currently provides as follows:
(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which has developed entirely on the employee’s own time unless
(a) the invention relates
(i) to the business of the employer, or
(ii) to the employer’s actual or demonstrably anticipated research or development, or
(b) the invention results from any work performed by the employee for the employer
Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection.
Kansas:
If I am employed in the State of Kansas, any Invention that is excluded pursuant to K.S.A. § 44-130 (as amended), which currently provides as follows:
“(a) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facilities or trade secret information of the employer was used and which was developed entirely on t employee’s own time, unless:
(1) The invention relates to the business of the employer or to the employer’s actual or demonstrably anticipated research or development; or
(2) the invention results from any work performed by the employee for the employer.”

Minnesota:
If I am employed in the State of Minnesota, any Invention that is excluded pursuant to Minn. Stat. Ann. § 181.78 (as amended), which currently provides as follows:
“(1) Any provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the employee’s own time, and
(1) which does not relate
(a) directly to the business of the employer or
(b) to the employer’s actual or demonstrably anticipated research or development, or
(2) which does not result from any work performed by the employee for the employer.
Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.”
New Jersey:
If I am employed in the State of New Jersey, any Invention that is excluded pursuant to N.J.S.A. § 34:1B-265 (as amended), which currently provides as follows:
“(1) Any provision in an employment contract between an employee and employer, which provides that the employee shall assign or offer to assign any of the employee’s rights to an invention to that employer, shall not apply to an invention that the employee develops entirely on the employee’s own time, and without using the employer’s equipment, supplies, facilities or information, including any trade secret information, except for those inventions that:
(a) relate to the employer’s business or actual or demonstrably anticipated research or development; or
(b) result from any work performed by the employee on behalf of the employer.”
Utah:
If I am employed in the State of Utah:
Any Invention that qualifies fully under the provisions of Utah Code Title 34, Chapter 39, Section 3 (copy available upon request) or does not qualify as an “Employment Invention” as that term is defined in Utah C Title 34, Chapter 39, Section 2 (an “Employment Invention”). If I am employed by the Company in the State of Utah, I will advise the Company promptly in writing of any Invention that I believe meet the criteria in Utah Code Title 34, Chapter 39, Section 3, do not constitute an Employment Invention and are not otherwise disclosed on Exhibit A.
Washington:
If I am employed in the State of Washington, any Invention that is excluded pursuant to RCW § 49.44.140 (as amended), which currently provides as follows:
“(1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee’s rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee’s own time, unless
(a) the invention relates
(i) directly to the business of the employer, or
(ii) to the employer’s actual or demonstrably anticipated research or development, or
(b) the invention results from any work performed by the employee for the employer
Any provision which purports to apply to such an invention is to that extent against the public policy of this state and is to that extent void and unenforceable.”

EXHIBIT C
I understand that the covenants in Section 6(b) and Section 6(c) (the “Applicable Restrictive Covenants”) are limited as follows:
If I am employed in the State of Colorado, the Applicable Restrictive Covenants do not apply to me unless I am a management, executive or professional staff employee of the Company. If I am not such an employee, the Applicable Restrictive Covenants are designed to protect Company trade secrets and are limited in scope to the extent the restrictions go beyond the protection of Company trade secrets.
If I am employed in the State of Georgia, the Applicable Restrictive Covenants do not apply to me unless I customarily and regularly solicit customers or prospective customers, customarily and regularly engage in making sales, have a primary duty of managing the company or one of its departments or subdivisions and direct the work of two or more employees, or perform the duties of a key employee or a professional.
If I am employed in the State of Massachusetts, I understand that I have the right to consult counsel regarding the terms of the Applicable Restrictive Covenants before signing this Agreement. I also acknowledge that I have been given this Agreement with the terms of the Applicable Restrictive Covenants at the earlier of the time I received my formal offer or at least ten business days before my employment is to start with the Company, or if I am an existing employee, at least ten business days before I am required to sign the Agreement. I further recognize that I am an exempt employee. With respect to Section 6(c) only, I understand that, unless the Company elects not to enforce Section 6(c), for the duration of the Noncompetition Period the Company will pay me 50% of my highest salary with the Company within the last two years of employment.
If I am employed in the State of Michigan, I understand that the covenant not to solicit only applies to customers, vendors, or contractors with which I had contact while employed.
If I am employed in the State of Oregon, I acknowledge that I was notified at least two weeks prior to my first day of employment that agreeing to the Applicable Restrictive Covenants was a condition of being employed. If I am a continuing employee at the time that I sign this Agreement containing the Applicable Restrictive Covenants, I acknowledge that the Applicable Restrictive Covenants are being signed concurrently with a bona fide advancement of my employment. I further acknowledge that I am an exempt employee and that my income from the Company exceeds the annual median family income for a family of four.